Exhibit 10.1

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

This Common Stock and Warrant Purchase Agreement, dated on and as of August 24, 2022 (this “Agreement”), is made by and between Nuo Therapeutics, Inc., a Delaware corporation (the “Company”), and Pacific Medical, Inc., a California corporation (the “Purchaser” or “PacMed”).

WHEREAS, on June 23, 2022, the Company and the Purchaser entered into an Exclusive Sales Agent and Services Agreement (the “Services Agreement”); and

WHEREAS, subject to the terms and conditions in this Agreement, the Company desires to offer, issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company’s Common Stock and warrants to purchase shares of the Company’s Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and the Purchaser agree as follows:

1	DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1:

“Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with any other person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States of America or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any other class of securities into which such securities may hereafter be reclassified or changed.

“Contingent Warrant” shall have the meaning set forth in Section 6(c)(i)(A).

“Contingent Warrant Exercise Price” shall have the meaning set forth in Section 6(c)(iii).

“Contingent Warrant Shares” means the shares of Common Stock issuable upon exercise of the Contingent Warrant.

“DRS Advice Statement” means a book-entry statement evidencing a number of shares of Common Stock held in direct registration system advices by the Company’s transfer agent evidencing the electronic registration and ownership thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Warrant” shall have the meaning set forth in Section 2(a)(ii).

“First Warrant Shares” means the shares of Common Stock issuable upon exercise of the First Warrant.

“Investment Shares” shall have the meaning set forth in Section 2(a)(i).

“Listing Event” means the Company’s Common Stock being listed on a national securities exchange and registered under Section 12(b) of the Exchange Act.

“Participation Rights” shall have the meaning set forth in Section 6(b)(i).

“Performance Shares” shall have the meaning set forth in Section 6(a)(i).

“Principal Market” means the primary national securities exchange on which the Common Stock is then traded.

“SEC” means the Securities and Exchange Commission.

“Second Warrant” shall have the meaning set forth in Section 2(a)(iii).

“Second Warrant Shares” means the shares of Common Stock issuable upon exercise of the Second Warrant.

“Securities” means the Investment Shares, the Performance Shares, the First Warrant, the First Warrant Shares, the Second Warrant, the Second Warrant Shares, the Contingent Warrant, and the Contingent Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means (i) any day on which the Common Stock is listed or quoted and traded on its Principal Market, (ii) if the Common Stock is not then listed or quoted and traded on any national securities exchange, then a day on which trading occurs on the OTC Markets, or (iii) if trading does not occur on the OTC Markets, any Business Day.

2	PURCHASE AND SALE

(a)    Subject to the conditions to closing set forth in this Section 2, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company:

(i)    500,000 shares of Common Stock (the “Investment Shares”) at a purchase price of $1.00 per Investment Share;

(ii)    a Common Stock purchase warrant to purchase up to 250,000 shares of Common Stock at an initial exercise price of $1.00 per share (the “First Warrant”) on the terms set forth in the form of warrant attached as Exhibit 1; and

(iii)    a Common Stock purchase warrant to purchase up to 200,000 shares of Common Stock at an initial exercise price of $1.50 per share (the “Second Warrant”) on the terms set forth in the form of warrant attached as Exhibit 2.

(b)    The closing of the purchase, sale, and issuance of the Investment Shares, the First Warrant, and the Second Warrant (the “Investment Closing”) shall be effected by the electronic exchange of documents. The Company and the Purchaser each shall use their reasonable best efforts to hold the Investment Closing no later than September 12, 2022 (such date, the “Investment Closing Date”).

(c)    At or prior to the Investment Closing:

(i)         the Company will deliver or cause to be delivered to the Purchaser:

(A)         this Agreement duly executed by the Company;

(B)         a certificate stating that the representations and warranties made by the Company in Section 4 of this Agreement are true and correct in all material respects as of the Investment Closing Date as though made on and as of the Investment Closing Date (provided, however, that representations and warranties that speak as of a specific date shall continue to be true and correct as of the Investment Closing Date with respect to such date);

(C)         a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to issue shares of Common Stock equal to the number of Investment Shares in the name of the Purchaser and to deliver, on an expedited basis, a DRS Advice Statement for such shares to the Purchaser;

(D)         the First Warrant, duly executed by the Company; and

(E)         the Second Warrant, duly executed by the Company.

(ii)         the Purchaser will deliver or cause to be delivered to the Company:

(A)         this Agreement duly executed by the Purchaser;

(B)         a certificate stating that the representations and warranties made by the Purchaser in Section 3 of this Agreement are true and correct in all material respects as of the Investment Closing Date as though made on and as of the Investment Closing Date;

(C)         an amount in cash equal to $500,000 by wire transfer of immediately available funds in accordance with the instructions set forth on Schedule A to this Agreement.

3	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company, and agrees with the Company as follows:

(a)    The Purchaser understands and acknowledges that (i) the Common Stock is presently only eligible to be quoted on the OTCQB Venture Market tier of the OTC Markets Group, (ii) there can be no assurance as to whether the OTC Markets Group will enable the Common Stock to be quoted on a higher tier market or whether the Common Stock will be traded on a national securities exchange, (iii) even if the Common Stock becomes eligible for quotations or trading on a higher tier of the OTC Markets Group, a national securities exchange, or other trading platform, the amount and volume of such quotations or trading may be limited and subject to higher risk of wider spreads, increased volatility, and price dislocations, and (iv) as a result, the Purchaser may be required to hold its shares of Common Stock for an indefinite period of time and may not be able to resell its shares of Common Stock at or above the price paid for such shares of Common Stock, and, notwithstanding the circumstances described in the preceding clauses (i) through (iv), (and without limiting any of the other representations and warranties or agreements of the Purchaser herein), the Purchaser has made its own investment decision in connection with the Securities issuable pursuant to this Agreement.

(b)    The Purchaser understands and acknowledges that (i) the Company did not file periodic reports with the SEC since the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 filed January 31, 2020 until the Company’s comprehensive Annual Report on 10-K for the fiscal years ended December 31, 2019, 2020 and 2021 filed April 15, 2022, and, as a result, (ii) the Company has not been current in its SEC Reports (as defined below), and (iii) the Company received a letter dated November 26, 2021 from the Staff of the Division of Corporation Finance of the SEC indicating that because the Company was not in compliance with the reporting requirements under Section 13(a) of the Exchange Act, the Company may be subject, without further notice, to an administrative proceeding by the SEC pursuant to Section 12(j) of the Exchange Act to revoke the Company’s Exchange Act registration. For purposes of this Agreement, “SEC Reports” means reports, schedules, forms, statements, and other documents filed or required to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act.

(c)    The Purchaser understands and acknowledges that (i) this Agreement is confidential and non-public and agrees that all information about this Agreement shall be kept in confidence by the Purchaser until the public announcement of the material terms and provision of this Agreement by the Company, and (ii) the foregoing restrictions on the Purchaser’s use and disclosure of any such confidential, non-public information contained in the above-described documents restricts the Purchaser from trading in the Company’s securities to the extent such trading is on the basis of material, non-public information of which the Purchaser is aware.

(d)    The Purchaser acknowledges that no federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of this Agreement or as to the fairness of the terms of this Agreement nor any recommendation or endorsement of the Securities. Any representation to the contrary is a criminal offense. In making an investment decision, the Purchaser acknowledges that it must rely on its own examination of the Company and the terms of this Agreement, including the merits and risks involved.

(e)    The Purchaser acknowledges that the offer and sale of Securities pursuant to this Agreement is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Purchaser herein.

(f)    The Purchaser has carefully read this Agreement and is familiar with and understands the terms provided for hereunder. The Purchaser has relied only on the information contained in (i) this Agreement and (ii) the SEC Reports through the date hereof and has not relied on any representation made by any other person, other than as set forth in Section 4 of this Agreement. The Purchaser has carefully considered and has discussed with its professional legal, tax, accounting, and financial advisors, to the extent deemed necessary, the suitability of an investment in the Securities for the Purchaser’s particular tax and financial situation and has determined that the Securities being issued to the Purchaser are a suitable investment. THE PURCHASER UNDERSTANDS AND ACKNOWLEDGES THAT AN INVESTMENT IN THE SECURITIES INVOLVES SUBSTANTIAL RISKS, INCLUDING THE POSSIBLE LOSS OF THE ENTIRE AMOUNT OF SUCH INVESTMENT. The Purchaser further understands and acknowledges that the Company has broad discretion concerning the use and application of the proceeds from Securities issuable pursuant to this Agreement.

(g)    The Purchaser acknowledges that (i) it has been provided by the Company with the opportunity to request copies of any documents, records, and books pertaining to this investment and (ii) any such documents, records, and books so requested have been made available for inspection.

(h)    The Purchaser and any of its advisors have had a reasonable opportunity to ask questions of and receive answers from representatives of the Company or persons acting on behalf of the Company concerning this Agreement and all such questions have been answered to the full satisfaction of the Purchaser. The Purchaser understands that it is not relying on any communication or representation (written or oral) of any kind made by the Company regarding the Company, the Securities, or any other matter other than as set forth herein.

(i)    The Purchaser is not purchasing or otherwise being issued the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, meeting or conference whose attendees have been invited by any general solicitation or general advertising.

(j)    The Purchaser has sufficient knowledge and experience in financial, tax, and business matters to enable utilization of the information made available to the Purchaser in connection with this Agreement, to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect to an investment in the Securities on the terms described in this Agreement.

(k)    The Purchaser is a corporation not formed for the specific purpose of acquiring the Securities with total assets in excess of $5,000,000 or is otherwise an “accredited investor” as defined in Rule 501 of Regulation D under the Securities.

(l)    The Purchaser will furnish any additional information reasonably requested by the Company to assure compliance with applicable U.S. federal and state securities laws, or upon the request of the Company’s transfer agent, in connection with the issuance of the Securities.

(m)    The Purchaser will not sell or otherwise transfer the Securities without registration under the Securities Act and applicable state securities laws or an applicable exemption therefrom. The Purchaser acknowledges that neither the offer nor sale of the Securities has been registered under the Securities Act or under the securities laws of any state. The Purchaser represents and warrants that the Purchaser is acquiring the Securities for the Purchaser’s own account and not with a current view toward resale or distribution within the meaning of the Securities Act. The Purchaser has not offered or sold the Securities being acquired nor does the Purchaser have any present intention of selling, distributing or otherwise disposing of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstances in violation of the Securities Act. The Purchaser is aware that (i) the Securities are not currently eligible for sale in reliance upon Rule 144 promulgated under the Securities Act and (ii) the Company has no obligation to register the Securities being issued hereunder. By making these representations herein, the Purchaser is not making any representation or agreement to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an available exemption to the registration requirements of the Securities Act.

(n)    The Purchaser acknowledges that instruments, whether certificated or uncertificated, representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.

Instruments, whether certificated or uncertificated, representing the Securities shall not be required to contain such legend or any other legend (i) following any sale of such Securities pursuant to Rule 144, or (ii) if such Securities are eligible for sale under Rule 144(b), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC), in each such case (i) through (iii) to the extent reasonably determined by the Company’s legal counsel. Subject to the foregoing, at such time and to the extent a legend is no longer required for the Securities, the Company will use its reasonable best efforts to, no later than five Trading Days following the delivery by the Purchaser to the Company or to the Company and the Company’s transfer agent of instructions (and, if previously issued, a legended certificate representing such Securities) together with such accompanying documentation or representations as reasonably required by counsel to the Company, deliver or cause to be delivered an instrument, whether certificated or uncertificated, representing such Securities that is free from the foregoing legend.

(o)    The Purchaser is not acquiring the Securities as a nominee or agent or otherwise for any other person.

(p)    The Purchaser will comply with all applicable laws and regulations in effect in any jurisdiction in which the Purchaser is issued or sells the Securities and obtain any consent, approval, or permission required for such issuances or sales under the laws and regulations of any jurisdiction to which the Purchaser is subject or in which the Purchaser is issued or makes such sales, and the Company shall have no responsibility therefor.

(q)    The Purchaser has the full legal right and power and all authority and approval required (i) to execute and deliver this Agreement and all other instruments executed and delivered by or on behalf of the Purchaser in connection with the issuance of the Securities, and (ii) to purchase or hold the Securities.

(r)    The person who has signed this Agreement on behalf of the Purchaser has the full legal right and power and all authority and approval required to sign on behalf of the Purchaser, and such person’s signature is binding upon the Purchaser.

(s)    The Purchaser acknowledges that the Company may issue shares of Common Stock, or other or additional securities of the Company, in excess of those being issued in connection with Agreement from time to time. The issuance of additional shares of Common Stock or securities of the Company may cause dilution of the existing shares of Common Stock and a decrease in the market price of such existing shares. Except as otherwise provided in this Agreement, the Purchaser acknowledges and agrees that it shall have no preemptive rights, right of first refusal, or other rights to subscribe for or purchase any shares of Common Stock the Company may issue in the future as a result of the Purchaser entering into this Agreement.

(t)    For so long as Participation Rights are outstanding or Performance Shares, First Warrant Shares, Second Warrant Shares, or Contingent Warrant Shares are issuable, the Purchaser agrees that it and its Affiliates shall not engage, directly or indirectly, in any “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) of the Common Stock.

4	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to the Purchaser:

(a)    Organization, Good Standing and Qualification. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware with the exception of its wholly owned and operationally inactive subsidiary, Aldagen, Inc. and, except as disclosed in the SEC Reports, the Company has full corporate power and authority to conduct its business as currently conducted. The Company is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, assets, financial condition, or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(b)    Capitalization. (i) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), (ii) 41,081,962 shares of Common Stock are issued and outstanding, (iii) zero (0) shares of preferred stock are issued and outstanding, (iv) warrants to purchase 233,333 shares of Common Stock are issued and outstanding, and (v) 3,376,667 shares of Common Stock are issuable upon the exercise of outstanding stock options under the Company’s 2016 Omnibus Incentive Compensation Plan, as amended (the “Omnibus Plan”). Other than as set forth above or as contemplated in this Agreement, there are no other options, warrants, calls, rights, commitments, or agreements of any character to which the Company is a party or by which either the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

(c)    Issuance; Reservation of Securities. The issuance of the Securities has been authorized by all necessary corporate action, and the Securities, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

(d)    Authorization; Enforceability. The Company has all corporate right, power, and authority to enter into this Agreement, and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company, its directors, and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance, and delivery of the Securities contemplated herein, and the performance of the Company’s obligations hereunder and thereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and subject to laws of general application relating to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. Except as otherwise provided in this Agreement, the issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person, except for those that which have been complied with or waived.

(e)    No Conflict; Governmental and Other Consents.

(i)    The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of, (A) any provision of the Second Amended and Restated Certificate of Incorporation, as amended, or By-Laws of the Company or any of its subsidiaries, or (B) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any of its subsidiaries is bound, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company except to the extent that any such violation, conflict or breach would not be reasonably likely to have a Material Adverse Effect.

(ii)    No consent, approval, authorization or other order of any governmental authority or other third party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issuance, and sale of the Securities, except such post-Closing filings as may be required to be made with the SEC and with any state or foreign blue sky or securities regulatory authority.

(f)    Litigation. There are no pending or, to the Company’s knowledge, threatened legal or governmental proceedings against the Company or any of its subsidiaries, which, if adversely determined, would be reasonably likely to have a Material Adverse Effect. Except as set forth in Section 3(b)(iii) to this Agreement, there is no action, suit, proceeding, inquiry, or investigation before or by any court, public board or body (including, without limitation, the SEC) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement. Except as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries are subject to any order, judgment, or decree, which would be reasonably likely to have a Material Adverse Effect.

(g)    Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(h)    Subsidiaries. The Company’s subsidiaries are set forth on Schedule B hereof (collectively referred to herein as the Company’s “subsidiaries”).

(i)    Indebtedness. The SEC Reports reflect, as of the date thereof, all outstanding secured and unsecured Indebtedness (as defined below) of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. Neither the Company nor any of its subsidiaries has incurred any material Indebtedness or commitments for Indebtedness since the date of the filing of the most recent SEC Report. For purposes of this Agreement, “Indebtedness” shall mean (i) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. Except as disclosed in the SEC Reports, as of the Investment Closing Date, (A) the Company is not in default with respect to any Indebtedness, and (B) the Company will not be insolvent after giving effect to the transactions contemplated herein. For purposes of this Section 4(i), “insolvent” shall mean an inability to pay debts when due.

(j)    Certain Fees. Except as is set forth on Schedule C, no brokers’, finders’, or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

(k)    Material Agreements. Except as disclosed in the SEC Reports, the Company is not in default under any material agreement now in effect to which the Company is a party, the result of which would be reasonably likely to have a Material Adverse Effect.

(l)    Transactions with Affiliates. Except as disclosed in the SEC Reports, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements, or other continuing transactions between (i) the Company, its subsidiaries, or any of their respective customers or suppliers on the one hand, and (ii) on the other hand, any person who would be covered by Item 404(a) of Regulation S-K or any Affiliate of such person.

(m)    Taxes. The Company and its subsidiaries have prepared and filed all federal, state, local, foreign, and other tax returns for income, gross receipts, sales, use, and other taxes and custom duties (“Taxes”) required by law to be filed by them, except for tax returns, the failure to file which, individually or in the aggregate, do not and would not have a Material Adverse Effect. Such filed tax returns are complete and accurate, except for such omissions and inaccuracies, which individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have paid or made provisions for the payment of all Taxes shown to be due on such tax returns and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current Taxes to which the Company or any subsidiary is subject and which are not currently due and payable, except for such Taxes which, if unpaid, individually or in the aggregate, do not and would not have a Material Adverse Effect. None of the federal income tax returns of the Company or any of its subsidiaries for the past five years has been audited by the Internal Revenue Service. Neither the Company nor any of its subsidiaries has received written notice of any assessments, adjustments, or contingent liability (whether federal, state, local, or foreign) in respect of any Taxes pending or threatened against the Company or any subsidiary for any period which, if unpaid, would have a Material Adverse Effect.

(n)    Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its and its subsidiaries’ businesses without an increase in cost significantly greater than general increases in cost experienced for similar companies in similar industries with respect to similar coverage.

(o)    Environmental Matters. To the Company’s knowledge, all real property owned, leased or otherwise operated by the Company and its subsidiaries is free of contamination from any substance, waste or material currently identified to be toxic or hazardous pursuant to, within the definition of a substance which is toxic or hazardous under, or which may result in liability under, any Environmental Law (as defined below), including, without limitation, any asbestos, polychlorinated biphenyls, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance (“Hazardous Substance”) which has caused or would reasonably be expected to cause or constitute a threat to human health or safety, or an environmental hazard in violation of Environmental Law or to result in any environmental liabilities that would be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has caused or suffered to occur any release, spill, migration, leakage, discharge, disposal, uncontrolled loss, seepage, or filtration of Hazardous Substances that would reasonably be expected to result in environmental liabilities that would be reasonably likely to have a Material Adverse Effect. The Company and its subsidiaries have generated, treated, stored, and disposed of any Hazardous Substances in compliance with applicable Environmental Laws, except for such non-compliances that would not be reasonably likely to have a Material Adverse Effect. The Company and its subsidiaries have obtained, or have applied for, and are in compliance with and in good standing under all permits required under Environmental Laws (except for such failures that would not be reasonably likely to have a Material Adverse Effect) and neither the Company nor any of its subsidiaries has knowledge of any proceedings to substantially modify or to revoke any such permit. There are no investigations, proceedings or litigation pending or, to the Company’s knowledge, threatened against the Company, its subsidiaries or any of their respective facilities relating to Environmental Laws or Hazardous Substances. For purposes of this Agreement, “Environmental Laws” shall mean all federal, national, state, regional and local laws, statutes, ordinances, and regulations, in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including orders, consent decrees or judgments relating to the regulation and protection of human health, safety, the environment and natural resources.

(p)    Intellectual Property Rights and Licenses. Except as disclosed in the SEC Reports, (i) the Company and its subsidiaries own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names, software, formulae, methods, processes and other intangible properties that are of a such nature and significance to the business that the failure to own or have the right to use such items would have a Material Adverse Effect (“Intangible Rights”), (ii) neither the Company nor any of its subsidiaries has received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and, to the Company’s knowledge, neither the use of the Intangible Rights nor the operation of the Company’s and its subsidiaries’ businesses is infringing or has infringed upon any intellectual property rights of others in a manner that would be reasonably expected to have a Material Adverse Effect, (iii) all payments have been duly made that are necessary to maintain the Intangible Rights in force, (iv) no claims have been made, and to the Company’s knowledge, no claims are threatened, that challenge the validity or scope of any material Intangible Right of the Company or any of its subsidiaries, and (v) the Company and its subsidiaries have taken reasonable steps to obtain and maintain in force all licenses and other permissions under Intangible Rights of third parties necessary to conduct their businesses as heretofore conducted by them, and now being conducted by them, and as expected to be conducted, and neither the Company nor its subsidiaries is or has been in material breach of any such license or other permission in a manner that would be reasonably expected to have a Material Adverse Effect.

(q)    Labor, Employment and Benefit Matters.

(i)    There are no existing, or to the Company’s knowledge, threatened strikes or other labor disputes against the Company or any of its subsidiaries that would be reasonably likely to have a Material Adverse Effect. There is no organizing activity involving employees of the Company or its subsidiaries pending or, to the Company’s knowledge, threatened by any labor union or group of employees. There are no representation proceedings pending or, to the Company’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company or its subsidiaries has made a pending demand for recognition.

(ii)    Neither the Company nor any of its subsidiaries is, or during the five years preceding the date of this Agreement was, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any of its subsidiaries.

(iii)    Each employee benefit plan is in compliance with all applicable law, except for such noncompliance that would not be reasonably likely to have a Material Adverse Effect.

(iv)    Neither the Company nor any of its subsidiaries have any liabilities, contingent or otherwise, including, without limitation, liabilities for retiree health, retiree life, severance, or retirement benefits, which are not fully reflected, to the extent required by GAAP, on the Company’s financial statements or fully funded. The term “liabilities” used in the preceding sentence shall be calculated in accordance with reasonable actuarial assumptions.

(v)    Neither the Company nor any of its subsidiaries has (i) terminated any “employee pension benefit plan” as defined in Section 3(2) of ERISA (as defined below) under circumstances that present a material risk of the Company or any of its subsidiaries incurring any liability or obligation that would be reasonably likely to have a Material Adverse Effect, or (ii) incurred or expects to incur any outstanding liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations promulgated thereunder (“ERISA”).

(r)    Compliance with Law. Except as disclosed in the SEC Reports, the Company and its subsidiaries are in compliance in all material respects with all applicable laws, including, to the extent applicable, U.S. anti-money laundering laws and U.S. Treasury Department’s Office of Foreign Assets Control regulations, except for such noncompliance that would not reasonably be likely to have a Material Adverse Effect. Neither the Company or its subsidiaries has received any notice of, nor does the Company have any knowledge of, any violation (or of any investigation, inspection, audit or other proceeding by any governmental entity involving allegations of any violation) of any applicable law involving or related to the Company or any of its subsidiaries which has not been dismissed or otherwise disposed of that would be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice or otherwise has any knowledge that the Company or any of its subsidiaries is charged with, threatened with or under investigation with respect to, any violation of any applicable law that would reasonably be likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law. The Company, its subsidiaries and, to the Company’s knowledge, their respective directors, officers, employees, and agents have complied in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, and any related rules and regulations.

(s)    Ownership of Property. Except as disclosed in the SEC Reports, the Company and its subsidiaries has (i) good and marketable fee simple title to its owned real property, if any, free and clear of all liens, except for liens which do not individually or in the aggregate have a Material Adverse Effect, (ii) a valid leasehold interest in all leased real property, and each of such leases is valid and enforceable in accordance with its terms (subject to laws of general application relating to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy) and is in full force and effect, and (iii) good title to, or valid leasehold interests in, all of its other properties and assets free and clear of all liens, except for liens which do not individually or in the aggregate have a Material Adverse Effect.

(t)    No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3 of this Agreement, neither the Company, nor any of its Affiliates or other person acting on the Company’s behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, when integration would cause the offering of the Securities not to be exempt from the requirements of Section 5 of the Securities Act.

(u)    General Solicitation. Neither the Company nor, to its knowledge, any person acting on behalf of the Company, has offered, or sold any of the Securities by any form of “general solicitation” within the meaning of Rule 502 under the Securities Act.

(v)    No Manipulation of Stock. The Company has not taken and will not take, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

(w)    No Registration. Assuming the accuracy of the representations and warranties made by the Purchaser, no registration of the Securities under the Securities Act is required in connection with the offer and sale of the Securities by the Company to the Purchaser as contemplated by this Agreement, except as otherwise disclosed to the Purchaser in writing.

(x)    Disclosure. The Company understands and acknowledges that the Purchaser will rely on the foregoing representations in purchasing the Securities of the Company hereunder. Commencing with the filings on April 15, 2022 of the Company’s comprehensive Annual Report on 10-K for the fiscal years ended December 31, 2019, 2020 and 2021, all disclosure made available by the Company to the Purchaser in the SEC Reports regarding the Company, its business and the transactions contemplated hereby furnished by or on the behalf of the Company are, taken as a whole, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, as of the date of this Agreement, no material event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

5	COVENANTS OF THE COMPANY

(a)    The Company shall make a public announcement of the execution of this Agreement and the terms of the transaction documents by issuing a press release or, if necessary or appropriate, filing with the SEC a Current Report on Form 8-K, not later than 8:30 a.m., New York time, by the fourth Business Day following the date of this Agreement. As a result of the forgoing issuance and filing, all material, non-public information previously provided to the Purchaser, or its agents or counsel shall have been publicly announced and disclosed. Notwithstanding anything in this Agreement to the contrary, following the foregoing issuance and filing the Company shall have no obligation to, and will not, disclose or provide any material, non-public information to the Purchaser or its agents or counsel.

(b)    The Company shall use its reasonable best efforts to file in a timely manner all required reports under the Exchange Act.

(c)    The Company will not sell, offer to sell, solicit offers to buy, or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

6	OTHER AGREEMENTS OF THE PARTIES

(a)    Performance Shares.

(i)    Subject to the conditions set forth in this Section 6(a), the Company agrees to issue to the Purchaser up to 300,000 shares of Common Stock (the “Performance Shares”) on the terms set forth in Appendix I.

(ii)    Within twenty Business Days of the achievement of a sales milestone (a “Milestone”) set forth in Appendix I, the Company will issue the corresponding number of Performance Shares set forth in Appendix I (such Performance Shares, the “Achieved Performance Shares”) and the Company will deliver or cause to be delivered to the Purchaser a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to issue shares of Common Stock equal to the number of Achieved Performance Shares in the name of the Purchaser and to deliver, on an expedited basis, a DRS Advice Statement for such shares to the Purchaser.

(iii)    As a condition to the issuance of any Achieved Performance Shares, the Purchaser will deliver or cause to be delivered to the Company:

(A)         a certificate affirming the true and correct achievement of the corresponding Milestone; and

(B)         a certificate stating that the representations and warranties made by the Purchaser in Section 3 of this Agreement are true and correct in all material respects as of the date of such issuance relating to such Performance Shares.

(b)    Participation Rights in Listing Financing.

(i)    Subject to the conditions set forth in this Section 6(b), until the earlier of (A) a Listing Event or (B) December 31, 2023, upon the offering for cash by the Company of Common Stock in connection with a Listing Event (a “Listing Financing”), the Purchaser shall have the right to participate in such Listing Financing (“Participation Rights”) in an amount up to 500,000 shares of Common Stock (the “Participation Maximum”) upon the same terms, conditions, and price provided for in such Listing Financing.

(ii)    At least five Trading Days prior to the closing of a Listing Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Listing Financing (“Pre-Notice”), which Pre-Notice shall ask the Purchaser if it wants to review the details of such financing (such additional notice, a “Listing Financing Notice”). Upon the request of the Purchaser, and only upon such request, for a Listing Financing Notice, the Company shall promptly, but no later than one Trading Day after such request, deliver a Listing Financing Notice to such Purchaser. The Listing Financing Notice shall describe in reasonable detail the proposed terms of such Listing Financing, the amount of proceeds intended to be raised thereunder, and the person or persons through or with whom such Listing Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(iii)    If it desires to participate in such Listing Financing, the Purchaser must provide written notice to the Company by not later than 5:30 p.m., New York time, on the second Trading Day after receipt of the Pre-Notice that the Purchaser is willing to participate in such Listing Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Listing Financing Notice. If the Company receives no such written notice from the Purchaser as of such second Trading Day, the Purchaser shall be deemed to have notified the Company that the Purchaser does not elect to participate.

(iv)         Notwithstanding the foregoing, if legal counsel to the Company or legal counsel to any underwriter in a public offering that constitutes a Listing Financing advises the Company that the Purchaser’s inclusion would not be in compliance with applicable securities laws (including, without limitation, Section 5 of the Securities Act), the offer and sale of Common Stock to the Purchaser pursuant to this Section 6(b) shall be made by the Company in a concurrent private placement and not in such public offering. In any such private placement, the offer of Common Stock in such private placement shall be made on substantially the same terms and conditions (other than respecting restrictions upon transfer in accordance with the Securities Act) as the offer of Common Stock in such public offering, and the closing of such private placement shall occur concurrently with the closing of such public offering.

(v)         Notwithstanding the foregoing, this Section 6(b) shall not apply in respect of an Exempt Issuance. For purposes of this Agreement, “Exempt Issuance” means the issuance of (A) securities to employees, officers or directors of the Company, pursuant to any stock or option plan duly adopted for such purpose, or upon approval by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (B) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, or other any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock, issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than automatically pursuant to their terms, or in connection with stock splits or combinations) or to extend the term of such securities, (C) securities issued pursuant to any purchase money equipment loan or capital leasing arrangement approved by a purchasing agent or debt financing from a commercial bank or similar financial institution, (D) securities in full or partial consideration in connection with a bona fide strategic merger, acquisition, consolidation, or purchase of all or substantially all of the securities or assets of a corporation or other entity, so long as such issuance is not for the primary purpose of raising capital by the Company, (E) securities in connection with a bona fide strategic license agreement, sponsored research agreement, collaboration agreement, development agreement, marketing or distribution agreement, or other bona fide partnering arrangement, so long as such issuance is not for the primary purpose of raising capital by the Company, (F) securities to a bank or other financial institution pursuant to a bona fide commercial debt financing or to equipment lessor pursuant to a bona fide equipment leasing agreement, and (G) securities upon a stock split, stock dividend or subdivision of the Common Stock.

(c)    Contingent Warrant.

(i)    In the event that a Listing Event has not occurred by December 31, 2023, then:

(A)    the Company agrees to issue to the Purchaser a Common Stock purchase warrant to purchase up to 500,000 shares of Common Stock (the “Contingent Warrant”) at the Contingent Warrant Exercise Price and on the terms set forth in the form of warrant attached as Exhibit 3; and

(B)    on the twentieth Trading Day after December 31, 2023, the Company will deliver or cause to be delivered to the Purchaser the Contingent Warrant, duly executed by the Company.

(ii)    As a condition to the issuance of the Contingent Warrant, the Purchaser will deliver or cause to be delivered to the Company a certificate stating that the representations and warranties made by the Purchaser in Section 3 of this Agreement are true and correct in all material respects as of the date of such issuance relating to the Contingent Warrant and the Contingent Warrant Shares.

(iii)    For purposes of this Agreement, the initial exercise per share of the Contingent Warrant (the “Contingent Warrant Exercise Price”), which such price will be written by the Company on the Contingent Warrant upon issuance, shall equal the lower of:

(A)       the volume weighted average closing price per share of Common Stock calculated on the basis of the Closing Sale Price (as defined in the Contingent Warrant) and the trading volume of the Common Stock for each of the twenty consecutive Trading Days ending as of December 31, 2023; provided, however, in the event the Common Stock is not traded on a national securities exchange or the OTC Markets, or a volume weighted average closing price cannot be reasonably calculated for each of such twenty consecutive Trading Days, such price shall be equal to the fair market value of the Common Stock as agreed by the Company and the Holder, or if no such agreement between the parties, then such price shall be determined by an independent valuation firm mutually agreed to by the Company and Holder, and the cost of such independent valuation shall be paid by the Company; or

(B)         $2.00.

7	MISCELLANEOUS

(a)    Notices. Any notice or other document required or permitted to be given or delivered shall be in writing and sent:

(i)      if to the Company, at

Nuo Therapeutics, Inc.

8285 El Rio, Suite 190

Houston, TX 77054

Attention: Chief Executive Officer

Phone: (346) 396-4770

email: djorden@nuot.com

or such other address as it shall have specified to the Purchaser in writing,

and

(ii)     if to the Purchaser, at

Pacific Medical, Inc.

1700 N. Chrisman Rd.

Tracy, CA 95304

Attention: Mark Weaver, General Counsel

Phone: (800) 726-9180

email: mweaver@pacmedical.com

or such other address as it shall have specified to the Company in writing.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (A) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth herein at or prior to 5:30 p.m., New York City time, on a Trading Day, (B) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m., New York City time, on any Trading Day, (C) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (D) upon actual receipt by the party to whom such notice is required to be given.

(b)    Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Section” refer to a Section of this Agreement unless otherwise specifically indicated.

(c)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(d)    Consent to Jurisdiction and Service of Process. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of Delaware and the courts of the United States of America located in the District of Delaware, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

(e)    Waiver of Jury Trial. Each of the parties to this Agreement hereby unconditionally agrees to waive, to the fullest extent permitted by applicable law, its respective rights to a jury trial of any claim or cause of action (whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement or the transactions contemplated hereby. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto (i) acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings, (ii) acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not in the event of any action or proceeding, seek to enforce the foregoing waiver, and (iii) warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7(E) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(f)    Amendment. Neither this Agreement nor any provisions hereof shall be amended, waived, modified, changed, discharged, or terminated except by an instrument in writing executed by the Company and the Purchaser.

(g)    Entire Agreement. This Agreement (including any schedules, exhibits, and appendices hereto) constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby.

(h)    Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

(i)    Survivability. Except to the extent contemplating or requiring performance in full at the Closing, all representations, warranties, covenants, and agreements contained in this Agreement shall survive the Closing until the earlier of (i) the exercise in full of each of the First Warrant, the Second Warrant, and, if issued or issuable, the Contingent Warrant, or (ii) 5:00 p.m., New York time, on December 31, 2028; provided, however, that such representations, warranties, and covenants shall not terminate if Performance Shares are issuable, Participation Rights are outstanding, or the Contingent Warrant or Contingent Warrant Shares are issuable.

(j)    Successors and Assignees. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assignees. No party may assign (other than by merger or to an Affiliate) this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

(k)    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assignees and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as set forth herein.

(l)    Fees and Expenses. Each party shall pay the fees and expenses of its counsel, advisors, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of this Agreement. The Company shall pay all of the Company’s transfer agent fees in connection with the Closing or any issuance of shares of Common Stock hereunder.

(m)    Arm’s Length Negotiations. The Company acknowledges and the Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.

(n)    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized signatories as of the date first indicated above.

NUO THERAPEUTICS, INC. By: /s/ David Jorden Name: David Jorden Title: Chief Executive Officer PACIFIC MEDICAL, INC. By: /s/ Mark Weaver Name: Mark Weaver Title: General Counsel

[Signature Page to Common Stock and Warrant Purchase Agreement]

SCHEDULE A

WIRE TRANSFER INFORMATION

Branch Name:	Houston

Bank Name:	Chase Bank

Bank Address:	7007 Fannin St.

Houston, TX 77030

Swift Code:	CHASUS33

Routing Number:	111000614 For ACH

Routing Number:	021000021 For Wires

Account Number:	XXXXXXXXXX

SCHEDULE B

SUBSIDIARIES

Aldagen, Inc. (Delaware)

SCHEDULE C

CERTAIN FEES AND COMMISSIONS

None.

APPENDIX I

Milestone	Performance Shares
trailing 12-month sales of the Company’s Aurix product and any other Company products distributed by and attributable to PacMed is greater than or equal to $4,500,000 by June 30, 2024	75,000 shares
trailing 12-month sales of the Company’s Aurix product and any other Company products distributed by and attributable to PacMed is greater than or equal to $10,000,000 by June 30, 2025	100,000 shares (plus the shares above if not previously issued)
calendar year 2025 sales of the Company’s Aurix product and any other Company products distributed by and attributable to PacMed is greater than or equal to $12,500,000	125,000 (plus any of the shares above if not previously issued)

For the avoidance of doubt, if a Milestone is not met, the corresponding Performance Shares not achieved nor issued will be “rolled over” and such shares will be issuable if a subsequent Milestone is achieved; provided, however, that a maximum of 300,000 Performance Shares would be issuable as of December 31, 2025 and in the aggregate

EXHIBIT 1

EXHIBIT 2

EXHIBIT 3